                                                                   Exhibit 16(v)


                          30-Day Yield Computation
                           Growth and Income Fund
                               (Retail Shares)


                                                6
FORMULA:          YIELD = 2 [ (    a - b    = 1)   - 1]
                              -----------------
                                     cd

WHERE:            a =  income for the period as defined by SEC rules

                  b =  expenses accrued for the period

                  c = the average daily numbers of shares outstanding during the period that were entitled to receive dividends

                  d = the maximum offering price per share on the last day of the period

FOR THE 30-DAY PERIOD ENDED OCTOBER 31, 1995, THESE FACTORS WERE:

                 a =    $    136,098.62

                 b =    $     58,588.98

                 c =       4,031,365.52

                 d =              12.86

YIELD = 1.80%

                                                                   Exhibit 16(v)


                          30-Day Yield Computation
                           Growth and Income Fund
                               (Trust Shares)

                                                6
FORMULA:          YIELD = 2 [ (    a - b    = 1)   - 1]
                              -----------------
                                    cd

WHERE:            a =  income for the period as defined by SEC rules

                  b =  expenses accrued for the period

                  c = the average daily numbers of shares outstanding during the period that were entitled to receive dividends

                  d = the maximum offering price per share on the last day of the period

FOR THE 30-DAY PERIOD ENDED OCTOBER 31, 1995, THESE FACTORS WERE:

                  a =   $     522,288.58

                  b =   $     185,614.03

                  c =      15,462,542.11

                  d =              12.35

YIELD = 2.13%

                                                                     Exhibit 16


                      Aggregate Total Return Computation
                            Growth and Income Fund
                               (Retail Shares)


FORMULA      T   =   (ERV/P) - 1

 WHERE:      T   =   Aggregate total return

    ERV          =   Ending Redeemable Value at the end of the period of a
                     hypothetical $1,000 investment made at the beginning of the period

             P   =   a hypothetical initial payment of $1,000

 EXAMPLE:    Since Inception:   (2/12/93 to 10/31/95):
                                (1,404.97/$1,000) - 1 = 40.50%

                                                                     Exhibit 16


                      Aggregate Total Return Computation
                            Growth and Income Fund
                                (Trust Shares)


FORMULA      T   =   (ERV/P) - 1

 WHERE:      T   =   Aggregate total return

    ERV          =   Ending Redeemable Value at the end of the period of a
                     hypothetical $1,000 investment made at the beginning of the period

             P   =   a hypothetical initial payment of $1,000

 EXAMPLE:    Since Inception:   (12/14/92 to 10/31/95):
                                (1,414.69/$1,000) - 1 = 41.47%